Exhibit G
                  CENTRAL AND SOUTH WEST CORPORATION
                            CAPITALIZATION
                       As of December 31, 1999
                             (UNAUDITED)

                                                            (millions)

Common stock                                                 $ 1,795
Preferred stock                                                   18
Retained earnings                                              1,906
Comprehensive income                                             (18)
                                                            ---------
  Total equity                                                 3,701    36.15%
                                                            ---------

Subsidiary obligated, mandatorily redeemable,
      Trust preferred securities                                 335     3.27%
                                                            ---------

Long-term debt                                                 3,821
Long-term debt and preferred stock due within twelve montths     256
Short-term debt                                                1,346
Short-term debt - CSW Credit, Inc.                               754
Loan Notes                                                        24
                                                            ---------
    Total debt                                                 6,201    60.57%

          Total capitalization                              $ 10,237
                                                            =========